Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of May 26, 2010, is by and among (a) SBM Financial, Inc., a Maryland corporation (the “Company”) and (b) the holders of shares of the Company’s Common Stock, $.01 par value (the “Common Stock”) who purchase common stock pursuant to a private placement memorandum, dated April 30, 2010 (the “PPM”) (collectively, the “Holders”).

WHEREAS, the Company is issuing the Common Stock pursuant to the PPM to a limited number of Accredited Investors in an offering (the “Offering”) in which the firm of Keefe, Bruyette & Woods is the private placement agent;

WHEREAS, the Company wishes to offer to the Holders who purchase stock in this offering certain registration rights as to the shares of Common Stock purchased in the Offering, as set forth herein; and

WHEREAS, the parties desire to so enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company (or other referenced person) and includes, without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least ten percent (10%) of the then outstanding capital stock of the Company (or other referenced person), and any of the Family Members of any such person, (b) any person of which the Company (or other referenced person) and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least ten percent (10%) of the then outstanding equity securities or constitute(s) at least a ten percent (10%) equity participant, (c) in the case of a specified person who is an individual, Family Members of such person, and (d) in the case of the Holders, any entities for which a Holder or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, all mutual funds or other pooled investment vehicles or entities under common control with, or under the control or management of, such Holder or the general partner or investment adviser thereof, or any Affiliate of any of them, and any limited partner or member of such Holder, or any Affiliates of any of the foregoing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, $.01 par value per share.

“Control”, “Controls”, “Controlled”, “Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or affairs of a

Person, whether through beneficial ownership of voting securities, by contract, or otherwise, or as agent, executor, trustee, or otherwise.

“Demand Registration” has the meaning specified in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means the purchasers of Common Stock in the Offering.

“Indemnified Party” has the meaning specified in Section 8(c) hereof.

“Indemnifying Party” has the meaning specified in Section 8(c) hereof.

“Offering” means the offering of shares of Common Stock by the Company pursuant to the PPM.

“Person” means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 3(a) hereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference in such Prospectus.

“registered” and “registration” means a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, all of the then issued and outstanding (a) shares of Common Stock held by each of the Holders, and (b) shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend, provided that the foregoing Common Stock shall cease to be Registrable Securities with respect to any Holder when (v) a Registration Statement with respect to the sale of such applicable Registrable Securities shall have become effective under the Securities Act and all such applicable Registrable Securities shall have been disposed of in accordance with such Registration Statement, (w) such applicable Registrable Securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any successor provision) under the Securities Act are met, (x) all of such applicable Registrable Securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144 (or any successor provision), or (y) such applicable Registrable Securities have ceased to be outstanding.

“Registration Expenses” has the meaning specified in Section 7(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, and all post-effective amendments, exhibits and material incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended.

2. Demand Registration.

(a) Request for Demand Registration.

(i) Subject to the limitations contained in the following paragraphs of this Section 2, Holders of not less than thirty-three and one third percent (33.3%) of all Registrable Securities at any time outstanding may, at any time after the earlier of (A) the date that is one hundred and eighty (180) days following the completion of the Company’s initial underwritten public offering, and (B) December 1, 2010, give to the Company a written request for the registration by the Company under the Securities Act of all or any portion of the Registrable Securities (a “Demand Registration”); provided that any such request for registration shall be given only in connection with the registration of not less than 200,000 shares of Common Stock (or such greater or lesser number of shares as shall result from a stock split or stock dividend).

(ii) Subject to the limitations contained in the following paragraphs of this Section 2, upon receipt of a written request for any Demand Registration, the Company shall promptly give written notice of such proposed Demand Registration to all other Holders. Such Holders shall have the right, by giving written notice to the Company within fifteen (15) days after the date the Company provides its notice, to elect to have included in such Demand Registration such of their Registrable Securities as such Holders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2(c).

(iii) Following the expiration of the time period set forth in Section 2(a)(ii), the Company will file a Registration Statement on Form S-l or other applicable form within thirty (30) days of such expiration relating to the offer and sale of all such Registrable Securities by the Holders from time to time pursuant to Rule 415 under the Securities Act. All written requests made by Holders of Registrable Securities pursuant to this Section 2(a) will specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof. The Company agrees that until the Registration Statement is filed, the Company will not pay any bonuses to its Chairman and President nor shall any incentive securities vest or be awarded to such individuals; provided, however, if the Registration Statement is filed within the required thirty (30) day period, the bonuses and vesting of incentive securities for the thirty (30) day period shall be restored.

(b) Limitations on Demand Registration.

(i) The Holders of Registrable Securities will not be entitled to require the Company to effect more than one (1) Demand Registration pursuant to Section 2(a)

hereof. Any registration initiated by Holders of Registrable Securities shall not count as a Demand Registration for purposes of this Section 2(b)(i): (A) unless and until such registration shall have become effective (and remain effective for the period required by Section 5(a)(ii) hereof); (B) unless the Company is able to register all of the Registrable Securities requested to be included in such registration; or (C) if such Holders withdraw their request for a Demand Registration because such Holders (x) reasonably believe that the Registration Statement or Prospectus contained an untrue statement of a material fact or omitted to state a material tact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, (y) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (z) the Company has refused to correct such alleged misstatement or omission to the reasonable satisfaction of Holders of a majority of the Registrable Securities which are subject to such Registration Statement within seven (7) days of the Company’s receipt of the notice described in clause (y) above.

(ii) If at the time of any request to register Registrable Securities by the Holders pursuant to this Section 2, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any twelve (12) month period.

(iii) Notwithstanding anything in the Agreement to the contrary, the Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities during any three (3) month period following the effectiveness of a Registration Statement.

(c) Priority on Demand Registrations. In the event that the offering is to be an underwritten public offering, and the underwriter in connection therewith advises the Company in writing that marketing factors require a limitation on the number of shares to be sold in an underwritten public offering, the number of Registrable Securities to be included in the Registration Statement and underwriting shall be allocated among all Holders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the request for registration made by the initiating Holders pursuant to Section 2(a)(i). If any Holder would thus be entitled to include more Registrable Securities than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence. Neither the Company nor any of its stockholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such stockholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

(d) Unlimited Registrations on Form S-3. Subject to the limitations set forth in this Section 2(d), at any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form), in addition to the rights contained in the foregoing provisions of this Section 2, any Holders may, subject to the rights of the Company set forth below, at any time and from time to time request in writing a registration with respect to which the Registrable Securities being proposed to be sold have aggregate gross proceeds (exclusive of underwriters’ discounts and commissions) of at least $3,000,000 on Form S-3 (or any successor form) (which request will specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof), provided that such Holders will not be entitled to require the Company to effect more than two (2) registrations on Form S-3 pursuant to this Section 2(e) in any twelve (12) month period. The provisions of Sections 2(a)(ii), 2(a)(iii), 2(b)(ii), 2(b)(iii) and 2(c) shall apply to any exercise by the holders of the registration rights under this Section 2(d) as if the demand hereunder were a Demand Registration, with such changes and modifications to such sections as the context requires.

3. Piggyback Registrations.

(a) Rights to Piggyback.

(i) If (and on each occasion that) the Company proposes to register any of its equity securities under the Securities Act either for the Company’s own account or for the account of any of its stockholders (other than in connection with the Company’s initial public offering, or pursuant to a Form S-4 or Form S-8) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to all Holders of Registrable Securities of such proposal not later than the earlier to occur of (A) the tenth (10th) day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) the twentieth (20th) day prior to the anticipated filing date of such Piggyback Registration.

(ii) Subject to the provisions of Section 3(b) hereof and in the last sentence of this Section 3(a)(ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 3(a)(i) hereof, the written requests of such Holders for inclusion of such Registrable Securities in such Piggyback Registration, and (B) the Company will use its commercially reasonable efforts in good faith to effect promptly the registration of all such Registrable Securities. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission under the Securities Act is applicable.

(b) Conditions of Piggyback Registrations. If the registration for which the Company gives notice pursuant to Section 3(a)(i) is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(1). In such event, (i) the right of any Holder to include its Registrable Securities in such registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting on the terms set forth herein, and (ii) all Holders including Registrable Securities in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company, provided that no such Holders shall be so required unless all such Holders and all stockholders participating in such registration enter into such underwriting agreement. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in such Registration Statement and underwriting shall be allocated: (i) if such registration as initially proposed by the Company was solely a primary registration of its securities (v) first, to the securities proposed by the Company to be sold for its own account, (w) second, to any Registrable Securities requested to be included in such registration among the Holders of such Registrable Securities pro rata; and

Any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration. If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence. Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 3, to include any Registrable Securities in a Registration Statement (other than in the initial public offering) if such Registrable Securities can then be sold without restriction pursuant to Rule 144 under the Securities Act.

4. Lockup Agreements.

(a) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities, if the Company or the managing underwriters) so request in connection with the Company’s initial underwritten public offering will not, without the prior written consent of the Company or such underwriters) and provided that the officers and directors of the Company and all holders (other than, for purposes of this determination, such Holder) of at least one percent (1%) of all of the issued and outstanding shares of capital stock of the Company (determined on an as-converted basis) also agree not to, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144 of the Commission under the Securities Act, during the seven (7) days prior to, and during the one hundred eighty (180) day period immediately following the effective date of such initial underwritten public offering; provided that (i) neither the Company nor any underwriter shall be permitted to amend or waive the foregoing on behalf of any such officer, director or shareholder without granting a similar amendment or waiver to each other party subject to such restrictions and (ii) the foregoing restrictions shall not apply to any securities purchased in or after such initial underwritten public offering. In connection with any such registration, each Holder hereby agrees to execute and deliver a written instrument, in customary form and reasonably satisfactory to the underwriter of such initial underwritten public offering or Underwritten Registration, confirming the foregoing agreements in connection with any such initial underwritten public offering or Underwritten Registration.

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh (7th) day prior to, and ending on the one hundred eightieth (180th) day following, the effective date of any underwritten Demand Registration or Piggyback Registration, except pursuant to registrations on Form S-4 (or any comparable form adopted by the Commission) or registered offerings of securities pursuant to an employee benefit plan approved by the Board of Directors and registered on Form S-8 (or any comparable form adopted by the Commission).

5. Registration Procedures.

(a) Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as soon as practicable after the initial filing thereof, but no later than 90 days following the filing date, until the Registrable Securities covered by such Registration Statement have been sold;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earliest to occur of (a) the sale of all such Registrable Securities, (b) the sale by the underwriters) of all such Registrable Securities purchased by it/them, and (c) one hundred and eighty (180) days after the effective date of the Registration Statement; comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during such effective period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement; and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 of the Commission under the Securities Act;

(iii) upon request, furnish to each Holder of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and each Prospectus filed under Rule 424 of the Commission under the Securities Act) and such other documents as each such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder (it being understood that the Company consents to the use of the Prospectus, by such seller in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

(iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests, use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company shall not be required, pursuant to this Section 5(a)(iv), to qualify as a foreign corporation;

(v) notify each Holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company will promptly prepare (and, when completed, give notice to each Holder of Registrable Securities) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon receipt by a Holder of any such notification by the Company, each such Holder of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such Holder that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to such Holder;

(vi) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a national securities exchange;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement; and

(viii) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares).

6. Cooperation by Holders.

(a) Each Holder of Registrable Securities will furnish to the Company in writing such customary information regarding itself and its intended method of distributing Registrable Securities as the Company may reasonably require from such Holder, and otherwise reasonably cooperate with the Company in connection with any Registration Statement with respect to such Registrable Securities.

(b) The failure of any Holder of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining Holders who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriter(s), such failure impairs or may impair the viability of the offering or the legality of the Registration Statement or the underlying offering.

(c) The Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or Prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

(d) At the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by Section 5 hereof (and any extensions thereof required by Section 6(c)), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

7. Registration Under the Exchange Act and Exchange Listing. On or before December 31, 2010, if the Company has not completed an initial public offering and the Company is not otherwise subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file a registration statement on Form 10, or any successor form thereto (the “Form 10”) with the Commission, to register the Registrable Securities under Section 12 of the Exchange Act. The Company shall use its reasonable best efforts to cause such Form 10 to be declared effective as soon as practicable after the initial filing thereof. In addition, unless the Company has already so listed the Common Stock for trading on a national securities exchange, the Company shall use its reasonable best efforts to cause to be accepted an application for listing for trading of the Common Stock on a national securities exchange and thereafter maintain such listing for a continuous period of not less than five (5) years.

8. Registration Expenses.

(a) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 2 or 3 hereof and otherwise relating to the Company’s performance or compliance with its obligations under this Agreement, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each Holder thereof), (collectively, “Registration Expenses)” shall be borne and paid by the Company.

(b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Agreement.

(c) Each Holder of Registrable Securities included in such registration will pay all costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 2 or 3 hereof which are not Registration Expenses and which are clearly solely attributable to the registration of such Holder’s Registrable Securities so included in such registration, including, underwriting discounts and commissions and transfer taxes, if any, in respect of such Registrable Securities, and all other such costs and expenses not so attributable to one Holder will be borne and paid by all sellers (other than the Company) of securities included in such registration in proportion to the number of securities so included by each such seller, provided, however, the Company will pay the fees and expenses of one counsel for all Holders of Registrable Securities in an amount not exceeding Twenty-five Thousand Dollars ($25,000).

9. Indemnification.

(a) Indemnification by the Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors, employees, agents, members, managers, stockholders, advisers and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) to the fullest extent permitted by applicable law against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based solely on any untrue statement or omission made in reliance upon and in conformity with written information regarding such Holder furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such Prospectus or Registration Statement.

(b) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify, severally and not jointly, each underwriter of the securities so registered, the Company and its officers and directors and each Person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder wilt reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity written information furnished to such underwriter or the Company in an instrument duly executed by such Holder and stated to be specifically for use in such Prospectus, offering circular or other document (or related Registration Statement, notification or the like) or any amendment or supplement thereto; and, provided further, that each Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

(c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 9 (the “Indemnified Party”) shall give notice to the party required to provide indemnification pursuant to this Section 9 (the “Indemnifying Party”) promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party’s expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 9, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party so long as the Indemnifying Party has, in writing, acknowledged in writing its obligation to indemnify and is in compliance with all of its obligations hereunder to indemnify the Indemnified Party for all amounts in connection with such claim or litigation and which consent shall not be unreasonably withheld. If the defendants in any action subject to this Section 9 include both the Indemnified Party and the Indemnifying Party, or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party (other than solely by reason of the Indemnified Party seeking indemnification from the Indemnifying Party hereunder), the Indemnified Party shall have the right to select a separate counsel and to assume the defense and otherwise participate in the defense of such action, with the fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party if (i) the Indemnifying Party voluntarily agrees, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in such proceeding, (iii) the Indemnified Party or the Indemnifying Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent both such parties or (iv) it is determined by a court of competent jurisdiction, to be responsible therefor in accordance with the provisions of this Section 9, or there is a settlement of the action under circumstances in which the Indemnifying Party indemnifies the Indemnified Party in accordance with the provisions of this Section 9. The reimbursement required by this Section 9 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

10. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 9 hereof is unavailable to a party that would have been an Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding any provision of this Section 10 to the contrary, (a) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (b) each Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

11. Rule 144 Requirements: Form S-3.

(a) If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will timely file all reports and other documents required to be filed by the Company under the Exchange Act.

(b) With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the Company’s registration statement for its initial public offering;

(ii) take such action, including the voluntary registration of shares of Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the Company’s registration statement for its initial public offering is declared effective;

(iii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering registration statement), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

(c) The Company will, promptly at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for such period as would entitle such Holder to dispose of all of the Holder’s then Registrable Securities without restriction under Rule 144 of the Commission under the Securities Act (or any successor provision), (ii) that such Holder has not been an affiliate (as defined in Rule 144 of the Commission under the Securities Act) of the Company for a period of at least three (3) months, and (iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act (it being specifically agreed that in the event a Holder is unable to dispose of without restriction all of such Holder’s then Registrable Securities, an unlegended certificate shall be issued covering that portion of the Registrable Securities which the Holder is so able to dispose of).

12. Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

13. Limitation on Subsequent Registration Rights. The company covenants and agrees that, so long as the Holders hold any Registrable Securities in respect of which any registration rights provided for in Sections 2 and 3 hereof remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of

(i) rights of registration in the nature or substantially in the nature of those set forth in Section 3 hereof that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights.

14. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is approved in writing by (i) the Company and (ii) the Holders holding a majority of Registrable Securities then outstanding provided that each Holder may waive any provision hereof with respect to such Holder at any time and provided, further, that no amendment shall be permitted that would adversely affect the rights of any Holder without such Holder’s express written consent.

(b) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Agreement, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

(c) Term. This Agreement shall terminate on the date that is five (5) years following the completion of the Company’s initial underwritten public offering.

(d) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(e) Notices. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier; mailed certified or registered mail, return receipt requested, postage prepaid; telecopy; or electronic mail, to the recipient at the address specified below:

(i) if to a Holder, at such Holder’s address on the stock transfer books of the Company; and

(ii) if to the Company, at:

SBM Financial, Inc.

Attention:

Telephone:

Facsimile:

E-mail:

with a copy to:

Day Pitney LLP

One International Place

Boston, MA 02110

Attention: Dennis W. Townley, Esq.

Telephone: (617) 345-4600

Facsimile: (617) 345-4745

E-mail: dwtownley@daypitney.com

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 14(e). Any such notice shall be effective (A) if delivered personally, by telecopy or electronic mail, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, five (5) days after being mailed as described above.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned to any Affiliate of a Holder to which such Holder may transfer Registrable Securities, without the consent of any other party hereto, provided that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and (y) any such transferee agrees in writing in form and substance satisfactory to the Company to be bound by the provisions of this Agreement that apply to the Holder.

(g) Counterparts. This Agreement may be executed in one or more counterparts, and by facsimile or electronic copy, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

(i) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

(j) Consent to Jurisdiction.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF

NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR, PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 13(k) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN SECTION 14(j)(i) ABOVE, AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Pronouns. Any reference herein to any gender or the singular or plural shall not, unless the context otherwise requires, affect the construction of this Agreement, and any such gender or number shall be interchangeable with any other gender or number, respectively.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes and replaces all prior agreements and understandings of the parties with respect to such subject matter, including (without limitation) the Existing Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to any Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as an instrument under seal as of the date first written above.

Company:	SBM FINANCIAL, INC.

	By:	/s/ John Everets
Name: John Everets
Title: President and Chief Executive Officer

Common Stockholders:

Signature Page Registration Rights Agreement